UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2019

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On November 4, 2019, National CineMedia, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal third quarter ended September 26, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed, in connection with his appointment as the Company's Chief Executive Officer, Thomas F. Lesinski became a non-independent member of the Board of Directors (the “Board”) and resigned as the independent director designated by Cinemark Media, Inc. (“Cinemark”) pursuant to the Director Designation Agreement, dated as of February 13, 2007, among the Company and American Multi-Cinema, Inc., Cinemark and Regal CineMedia Holdings, LLC (the “Director Designation Agreement”). To fill this vacancy Cinemark has designated Donna Reisman, also known as Donna Speciale, pursuant to the Director Designation Agreement. On October 30, 2019, the Company’s Board elected Ms. Reisman as a director, effective immediately.
In accordance with Section 2.2 of the Director Designation Agreement, Ms. Reisman is an independent director as determined by the rules of the Nasdaq Stock Market. There are no family relationships between Ms. Reisman and any director or executive officer of the Company.
Ms. Reisman was the president of WarnerMedia from 2014 to 2019, where she oversaw advertising revenue for Turner Broadcasting’s domestic television and digital entertainment, news, kids and young adult brands. She previously served as the president of Turner Entertainment and Young Adult Ad Sales from 2012 to 2014. Prior to that role, she was President, Investment & Activation and Agency Operations at MediaVest Worldwide from 2003 to 2012. Ms. Reisman’s extensive experience in the media and advertising industry allows her to provide media strategy, sales and marketing advice to the Company's management and Board.
As an independent director of the Company, Ms. Reisman was awarded, effective upon her election, 2,019 restricted stock units under the Company’s 2016 Equity Incentive Plan. Ms. Reisman will be eligible to receive compensation in accordance with the Company’s standard arrangements for independent directors, as described under “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed on March 14, 2019.
On October 30, 2019, the Board confirmed the appointment of Ms. Reisman to the Compensation Committee of the Board. Following Ms. Reisman’s appointment, the Compensation Committee is composed of Mark B. Segall, as chairman, Andrew P. Glaze, Lawrence A. Goodman, David R. Haas and Ms. Reisman.

Item 7.01	Regulation FD Disclosure.
On November 4, 2019, the Company issued a press release announcing the appointment of Ms. Reisman to the Company’s Board. A copy of the press release is furnished as Exhibit 99.2 to this report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Earnings Press Release of National CineMedia, Inc. dated November 4, 2019.
99.2	Press Release of National CineMedia, Inc. dated November 4, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: November 4, 2019	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer